VIRTUAL INVESTOR EVENT ASH 2021 December 2021 Exhibit 99.5

This presentation and the accompanying oral presentation by Imago BioSciences, Inc. (“Imago,” the “Company,” “we,” “us” or similar terms) contains forward looking statements. These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, the regulatory approval path for bomedemstat (IMG-7289) and plans for future operations, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are based on information available at the time those statements are made and management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the form 10-Q that we have filed with the Securities and Exchange Commission (the “SEC”) and include, among others, our ability to enroll patients in clinical trials, delays in clinical trials or an inability to successfully conduct or complete clinical trials on expected timelines or at all, the occurrence of harmful side effects or other characteristics that indicate bomedemstat does not meet applicable regulatory criteria, changes in the market for bomedemstat that impact its commercial attractiveness, our ability to produce bomedemstat in commercial quantities at an acceptable cost, and other risks related to the regulatory approval path for bomedemstat and our ability to receive regulatory approval for bomedemstat and commercialize bomedemstat, risks relating to our limited operating history, our history of losses, our need for additional financing, competition in our industry, our ability to obtain regulatory approval, our ability to commercialize our product candidates, the fact that results of earlier studies and trials may not be predictive of future trial result, undesirable side effects or adverse event, patient enrollment in clinical trials, the impact of the COVID-19 global pandemic on our business, our reliance on third parties and our ability to protect our intellectual property rights. Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. This presentation contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this presentation. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the platform and products of Imago. Disclaimer and Forward-Looking Statements

# What's New at ASH?

## Major Update on ET Program:

| Study CTP-201 (ET) | No. of Patients > 6 Weeks on Study Treatment | Hematologic Response Rate* |
|---|---|---|
| EHA Presentation | 12 | 10/12 (83%) |
| ASH Presentation | 29 | 27/29 (93%) |

- Preliminary hematologic response rate of bomedemstat <u>exceeds</u> published response rates for the other agents in comparable ET patients (HU intolerant/resistant):
  - Pegylated interferon alfa-2A: 43%[1]
  - Ruxolitinib: 44%[2]
  - Anagrelide: 44%[3]

**Bomedemstat is active across all patients enrolled**
**Preliminary data show durable hematologic responses (response >12 weeks)**

1. Yacoub *et al.* 2019; 2. Harrison *et al.* 2017; 3. Mills *et al.* 1999

*platelet count ≤400 x $10^9$/L.

3

IMAGO BIOSCIENCES

Introduction to Bomedemstat Bomedemstat is an irreversible inhibitor of LSD1 Discovered and developed by Imago PK and dose-response data support once-daily dosing No apparent penetration across the blood-brain barrier  Bomedemstat has been evaluated in 170+ patients with advanced myeloid malignancies

LSD1 is a Key Regulator of Hematopoietic Differentiation

- LSD1 (Lysine-specific demethylase 1) demethylates H3K4 and other chromatin-associated proteins, e.g., p53
- Loss of LSD1 activity is associated with loss of self-renewal in malignant HSCs[1]
- LSD1 is required for the differentiation of megakaryocyte-erythroid progenitors to mature megakaryocytes[2]



LSD1 mRNA
RNAseq 3' normalized to 10M reads
600
400
200
0
LT-HSC
Progenitors
Lymphoid
Mature Cells
LT-HSC
HSC
MPP
CLP
CMP
GMP
MF
Granulocyte
Mono
B
CD4
CD8
NK
MEP
EryA
EryB
Cell Type

1, Harris et al 2012; 2, Sprussel et al. 2012; 3, Lara-Astiaso et al. 2014

5

IMAGO BIOSCIENCES

# ET Study Design

IMG-7289-CTP-201 is an *ongoing* Phase 2 global study to assess the safety, efficacy and pharmacodynamics of IMG-7289 (bomedemstat) in patients with ET

## Primary Endpoints

- Safety and tolerability
- Platelet count reduction (≤400 x $10^9$/L) in the absence of thromboembolic events

## Secondary Endpoints

- Symptom reduction (MPN-SAF TSS)
- Durability of platelet and WBC count reduction
- Changes in mutant allele frequencies (MAF)

## Key Eligibility Criteria

- Dx of ET
- Failed at least one standard therapy
- Platelet count >450 x $10^9$/L
- Hemoglobin ≥10 g/dL
- Peripheral blasts <1%
- Fibrosis Score <2 per protocol criteria
  - (modified from Arber et al., 2016)

6

IMAGO BIOSCIENCES

Bomedemstat is generally well-tolerated with few Grade 3/4 AEs (3.6%; 12/335) Most common AE was dysgeusia – all events were Grade 1/2 with 2/18 leading to treatment discontinuation Eight SAEs, two of which were related, and both led to dose interruption (thrombocytopenia and mouth haemorrhage) One unrelated thrombotic event – pulmonary embolism Safety and Tolerability Preferred Term (N=37) Any Grade AEs Grade 3/4 AEs Dysgeusia 18 (49%) 0 Constipation 12 (32%) 1 (3%) Arthralgia 9 (24%) 0 Fatigue 9 (24%) 0 Diarrhoea 6 (16%) 0 Headache 6 (16%) 1 (3%) Thrombocytopenia 6 (16%) 1 (3%) Pain in extremity 5 (14%) 0 ALT increased 4 (11%) 0 Alopecia 4 (11%) 0 Anaemia 4 (11%) 1 (3%) Contusion 4 (11%) 0 Dizziness 4 (11%) 0 Oedema peripheral 4 (11%) 1 (3%) Any grade of AE occurring at a frequency of >10% of patients included regardless of relatedness; total number of events = 335 7

In the 29 patients treated for >6 weeks: 100% patients experienced a reduction in platelets 93% of patients achieved a platelet count of ≤400 x 109/L Response Rate*: 90% (26/29) Primary Objective: Reduction in Platelet Count Mean Platelet Count (±95% CI) N=33 Platelet Count x 109/L Weeks of treatment *Platelet count ≤400 x 109/L without thromboembolic events

In the 27 patients treated for at least 12 weeks: Mean reduction of 496 x 109/L at Week 12 (N=27) Durability of response: To date, 52% of patients achieved 12 consecutive weeks ≤400 x 109/L Primary Objective: Reduction in Platelet Count *Patient off drug for up to 6 weeks Platelet Count x 109/L Individual Platelet Counts (N=33) Weeks of treatment

Platelet Responses Across Mutation Status Mutation No. of Patients* Mean Baseline Platelet Count (x109/L) Platelet Count Response (%) All Pts 30 838 93% CALR 13 993 100% JAK2V617F 13 765 83% Triple Negative 2 524 100% *Patients with mutation status and platelet counts available Patients with CALR mutations have a similar platelet count response as JAK2 mutated patients Platelet Count x 109/L Weeks of treatment Mean Platelet Count (±95% CI)

Lowers WBC and Maintains Hemoglobin Levels Mean WBC (±95% CI) N=33 Mean Hemoglobin (±95% CI) N=32 Hemoglobin g/dL WBC Count x 109/L Weeks of treatment Weeks of treatment

Reduction in Total Symptom Score TSS % Change at 24 weeks (Patients with TSS >0 at Day 1, N=17) N at Day 1 with Score >0 = 31 NB 1 excluded (012-202) Source Imago interim, unaudited and ongoing Phase 2 data of Investigational Product 71% had a decrease in TSS 53% had a decrease of >50% 47% had a decrease of ≥10 points 167% Patient TSS Highlights

Conclusions of the ET Study Bomedemstat (IMG-7289) is generally well tolerated in patients with ET Majority of AEs were low-grade Bomedemstat as monotherapy demonstrates significant clinical activity: Normalization of platelet and WBC counts while maintaining hemoglobin Symptomatic improvement for some patients with significant MPN symptoms All genotypes identified in the study respond to bomedemstat Development Plans The ET study remains open for enrollment (NCT04254978) Planning for registrational clinical trial in ET is underway

Myelofibrosis Phase 2b Update

Changes in MPN-SAF TSS – Patients with significant symptom burden (≥20) Total Symptom Score (TSS) at 24 weeks % Change @ 24 ± 2 weeks 17/23 (74%) had a decrease in TSS 6/23 (26%) had a decrease of ≥50% Absolute Change @ 24 ± 2 weeks

* Exclusions due to: Early Termination prior to Wk12 Improvements in Hemoglobin (Hb) In patients (N=36*) who were transfusion-independent at baseline, at 12 weeks: 89% (32/36) had stable or improved Hb 44% (16/36) had an increase ≥1.0 g/dL 44% (16/36) Patients had stable Hb ∆ <±1.0 g/dL Improvements in Hb in Transfusion-Independent Patients

39% (58/149) of Mutant Alleles showed a reduction of >10% 38% of Mutant Alleles were stable (+/- 10%) for up to >600 days 21% of Mutant Alleles increased in frequency Of secondary high-risk mutations (HRM) for AML: ASXL1 was most sensitive to bomedemstat: 45% had a decrease; 45% were stable over the treatment period Changes in U2AF1, EZH2, IDH2 MAFs showed no pattern of response To date, no progression to AML Impact on Mutant Allele Frequencies (MAFs) in MF

Overall Clinical Activity of Bomedemstat Bomedemstat is generally well tolerated in all patients 170+ patients with AML, MDS, MF and ET treated to date Majority of AEs have been low-grade; few related SAEs Bomedemstat as monotherapy demonstrates significant clinical activity: Dosing titration allows targeting specific platelet counts in MF and ET Clinical improvement in a majority of MPN patients To date, no progression to AML in a high-risk MF patient population

Positions Bomedemstat for Potential Phase 3 Success in ET Bomedemstat shows high level of activity on platelets, WBCs, and symptoms Planned P3 patient population to be very similar to those in the P2 Understanding with the FDA on the P3 composite primary endpoint EOP2 meeting with FDA planned for 2H22 Imago has sufficient capital to complete a Phase 3 ET study We believe bomedemstat could be a platform for MPN treatments

2022 Catalysts Interactions with the FDA and EMA Initiation of new monotherapy and combination trials Updates at EHA and ASH on MF and ET studies

THANK YOU